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                                                                   EXHIBIT 10.68

                          SEVERANCE AGREEMENT, WAIVER
                          ---------------------------
                             AND RELEASE OF CLAIMS
                             ---------------------

     This Severance Agreement, Waiver and Release of Claims ("Agreement") is made by and between WORKFLOW MANAGEMENT, INC. ("Employer") and CLAUDIA S. AMLIE ("Employee"), on this 30/th/ day of April, 2001.

                             R E C I T A T I O N S
                             ---------------------

     A. Employee has been continually employed for a number of years by Employer and has most recently held the positions of General Counsel, Executive Vice President, Chief Administrative Officer and Secretary pursuant to that Employment Agreement between Employee and Employer dated March 20, 2000 (the "Employment Agreement").

     B. It has become necessary to sever the employment relationship and terminate the Employment Agreement.

     C. The parties desire a smooth transition and severance of the employment relationship consistent with the terms of this Agreement.

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer agree as follows:

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     1.   Employer agrees that beginning on the next regular payroll date following the Termination Date (as defined in paragraph 2), Employer shall forward to Employee, as a severance payment, the first of 26 bi-weekly checks in the gross amount of $8,561.54 which shall equal $222,600.04 in the aggregate. The above-described payments shall be subject to mandatory withholdings as required by federal and state law.

     2. Employee's last day of employment with Employer will be May 25, 2001 (the "Termination Date"). As of the Termination Date, Employee's eligibility for base salary, incentive bonus, vacation pay, participation in Employer's group health benefits plan, participation in Employer's profit sharing plan and any other perquisites shall cease. Notwithstanding the foregoing, Employee shall continue in Employer's group health and dental insurance plan, with reimbursement from Employer for Employee's premium costs, up to eighteen (18) months after the Termination Date, pursuant to C.O.B.R.A., and Employee shall continue to receive her life insurance benefits currently provided by Employer for up to eighteen (18) months after the Termination Date.

     3. All of Employee's 125,000 options to purchase the stock of Employer (collectively "Options"), which were granted pursuant to Employer's 1998 Stock Incentive Plan ("Incentive Plan") and Stock Option Award Agreements between the Employer and Employee dated June 10, 1998, March 18, 1999, and May 24, 2000 (collectively "Award Agreements"), shall become fully vested and exercisable on the Termination Date. Such options shall continue to be exercisable for as long as Employee remains a consultant to the Employer, but in any event shall
terminate and lapse if not exercised on or before  November 25, 2002.   Employee
shall be available, upon reasonable prior notice from Employer, to provide consulting services to Employer on such specific terms and

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conditions, including rates of compensation, as shall be mutually agreed upon by
Employee and Employer. As long as Employee remains available to provide such consulting services, Employee shall be deemed to be a consultant to the Employer for purposes of this Agreement, without regard to the actual amount of consulting services Employee provides to Employer at any given time. Employer and Employee agree that (i) this paragraph 2 shall be deemed to constitute an amendment to the Award Agreements and (ii) except as modified by this paragraph 2, the Award Agreements and the Incentive Plan shall remain in full force and effect with respect to the Options. Employee further acknowledges that any Options that are incentive stock options as defined under the Internal Revenue Code will become, by virtue of the termination of the employment relationship between Employer and Employee, non-qualified stock options.

     4. All principal and interest under the Promissory Note dated September 1, 2000 ("Note 1"), and the Promissory Note dated October 17, 2001 ("Note 2"), each payable by Employee to the Employer, shall not become due and payable until February 1, 2003; provided that, if, and only if, there is a Change of Control (as hereinafter defined) of the Employer on or before May 25, 2002, all principal and interest under Note 1 and Note 2 shall be forgiven and Employee shall be released in full from any obligations thereunder.

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          A "Change of Control" shall mean:

          (a) The acquisition by any individual, entity (other than the Employer, any Employer subsidiary, any Employer benefit plan or any underwriter temporarily holding securities for an offering of such securities) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the undiluted total voting power of the then outstanding securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities") or;

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

          (c) Approval by the shareholders of the Employer of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, no less than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Employer Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such

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reorganization, merger or consolidation, of the Outstanding Employer Voting
Securities; or

          (d) Approval by the shareholders of the Employer of (i) a complete liquidation or dissolution of the Employer or the sale or other disposition of all or substantially all of the assets of the Employer, and (ii) the subsequent consummation of such liquidation, dissolution, sale or disposition.

     5. Employee agrees to cooperate with Employer from time to time after the Termination Date as reasonably requested. In connection with such post-employment cooperation, Employee shall be reimbursed for all reasonably related expenses incurred and shall receive compensation at an hourly rate for consulting services as mutually agreed upon by Employee and Employer.

     6. Employer shall transfer title to Employee of a BMW 740IL automobile currently used by Employee and owned by the Employer.

     7. Employee shall not be entitled to any compensation or benefits other than those described in the above paragraphs.

     8. Employee agrees to hold and safeguard any confidential and proprietary information about Employer gained by her during the course of her employment. Employee shall not, without the prior written consent of Employer, misappropriate, disclose or make available to anyone at any time, confidential and/or proprietary information of Employer, whether or not developed by Employee.

     9. Employee hereby releases and discharges Employer, any affiliated or related companies, and their officers, stockholders, directors, employees and agents and their successors, heirs and assigns, of and from all claims, causes of action or demands of every

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kind or character whatsoever, whether presently known or unknown, suspected or unsuspected, existing at the time hereof, under state or federal laws. Specifically included in this release are any claims, causes of action or demands in connection with the past employment relationship between the parties, including, but not limited to, claims, causes of action or demands due to alleged breach of contract, libel, slander, wrongful discharge, intentional infliction of emotional harm, or any other tort, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act and/or any other federal or state laws relating to employment rights. The parties recognize, however, that nothing contained in this release shall prohibit either party from instituting legal action to enforce any of the provisions of this Agreement.

     10. Employee agrees that she will not, in any way, do or say anything at any time to harm the business interests of Employer, or any related or affiliated companies, or any of their employees, officers, directors, shareholders or agents, unless required to do so by legal process.

     11. Employee represents and warrants that she has chosen to execute this Agreement of his own volition after fully reviewing the Agreement and seeking the advice of an attorney or if not, anyone else she determines to be appropriate in this regard.

     12. The contents of this Agreement shall remain confidential; provided, however, that Employee acknowledges that Employer shall have the right to disclose the terms and conditions of this Agreement to its lenders or other creditors and may also make such public disclosures of the terms and conditions of this Agreement as are required under federal or state securities laws. Employee shall not disclose any term or condition hereof to

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anyone other than her spouse if any, attorney and/or accountant without
Employer's prior written consent unless required by law or government regulation. Any disclosure by Employee other than those permitted herein, or further disclosure by a person permitted to receive a disclosure hereunder, shall be a breach hereof, and entitle Employer to seek injunctive relief and damages.

     13. This Agreement and the obligations of Employer hereunder in no way constitute an admission, agreement, consent, statement, acquiescence or declaration on the part of Employer as to any wrongdoing, breach of contract, or violation of any law.

     14. This Agreement constitutes the entire agreement between the parties pertaining to the matters with which it deals, and supersedes all prior agreements pertaining to those matters including but not limited to the Employment Agreement (except as provided below) and the Severance Agreement dated January 19, 1999, as amended, between Employee and Employer. No such prior agreement, or understanding in writing or otherwise, shall be valid or of any force or effect, and this Agreement and the obligations of the parties hereunder may not be altered or modified in any respect except by a writing duly executed by the parties to be bound. Notwithstanding the foregoing, the obligations and rights of the parties pursuant to Section 7 (Restriction on Competition), Section 8 (Confidential Information), Section 9 (Inventions),
Section 10 (Return of Company Property) and Section 11 (Indemnification) of the Employment Agreement shall remain in full force and effect.

     15. If any clause or provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is

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illegal, invalid, or unenforceable, there shall be added, as part of this
Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

     16. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of the parties hereto.

     17. This Agreement shall be governed by and construed in accordance with the laws of Florida. Employer and Employee hereby agree that the Palm Beach Circuit Court, 15/th/ Judicial District, in and for Palm Beach, Florida, shall have jurisdiction and be an appropriate venue to determine any rights or claims arising hereunder.

     THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SEVERANCE AGREEMENT, WAIVER AND RELEASE OF CLAIMS, UNDERSTAND THE CONTENTS, FREELY AND VOLUNTARILY AGREE TO ALL THE TERMS AND CONDITIONS AND SIGN THIS AGREEMENT ON THEIR OWN VOLITION.

     WITNESS the following signatures:


_____________________              ________________________________
Date                               Claudia S. Amlie



                                   WORKFLOW MANAGEMENT, INC.



_____________________              By:_____________________________
Date                               Name:___________________________
                                   Title:__________________________

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